UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 26, 2016

SUNBURST ACQUISITIONS V, INC.
(Exact Name of Registrant as Specified in Charter)

COLORADO	000-24483	84-1461844
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 2305A, 23/F, World-Wide House, 19 Des Voeux Road, Central, Hong Kong
(Address of Principal Executive Offices) (Zip Code)

(852) 2231 9629
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On October 26, 2016 (the "Closing Date"), Sunburst Acquisitions V, Inc., a Colorado corporation (the "Company"), entered into Stock Purchase Agreements (the "Agreement") with a Hong Kong based accredited investor, Sea Treasure Holdings Limited, and entity controlled by Terence Ho, the Chief Executive Officer of the Company, pursuant to which the Company issued an aggregate of 25,000,000 shares of common stock, or approximately 91% of the issued and outstanding common stock of the Company, at an aggregate purchase price of approximately $250,000.

The board of directors and the shareholder holding approximately 97% of the issued and outstanding common stock of the Company approved the transaction described herein.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 3.02.

These securities were not registered under the Securities Act. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since the Conventions Shareholders agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 5.01 Changes in Control of Registrant.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 5.01.  As a result of the transaction described in Item 1.01 above, Sea Treasure Holdings Limited acquired approximately 91% of the total votes entitled to be cast at any meeting of shareholders, giving it voting control of the Company.  Sea Treasure Holdings Limited obtained the funds for the purchase of the Company's common stock in the transaction from its available cash on hand.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)   Resignation of Directors

On November 15, 2016, Vivian Szeto resigned from board of directors of the Company. There were no disagreements between Ms. Szeto and the Company or any officer or director of the Company, and Ms. Szeto remains an employee of the Company.

Item 5.03   Amendments to Articles of Incorporation or Bylaws.

On December 8, 2016, the Company filed Articles of Amendment to its Amended Articles of Incorporation (the "Certificate of Amendment") with the Secretary of State of the State of Colorado effecting an increase in the number of authorized shares of stock to 720,000,000, of which 700,000,000 are designated common stock and 20,000,000 are designated preferred stock.  A copy of the Amended and Restated Certificate of Incorporation is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

The following documents are filed herewith:

Exhibit No.	Description

Exhibit 3.1	Articles of Amendment of Amended Articles of Incorporation of Sunburst Acquisitions V, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNBURST ACQUISITIONS V, INC.
January 17, 2017	By: /s/ Terence Ho Terence Ho Chief Executive Officer